Exhibit 10.4
AMENDED AND RESTATED PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of April 26, 2006 (together with all amendments, if any, from time to time hereto, this “Agreement”), among each of the parties named as a Pledgor on the signature pages hereto (each individually, a “Pledgor” and collectively, the “Pledgors”) and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral and administrative agent (together with its successors in such capacity, the “Agent”) for the Secured Parties (as defined in the Loan Agreement (defined below)).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement dated as of May 16, 2002 by and among Coltec Industries Inc, a Pennsylvania corporation (“Coltec”), Coltec Industrial Products LLC, a Delaware limited liability company (“CIP”), Garlock Sealing Technologies LLC, a Delaware limited liability company (“Garlock Sealing”), GGB LLC (formerly Garlock Bearings LLC), a Delaware limited liability company (“GGB LLC”), HTCI, Inc. (formerly Haber Tool Company, Inc.) a Michigan corporation (“HTCI”), Corrosion Control Corporation, a Colorado corporation (“CCC”), and Stemco LP, a Texas limited partnership (“Stemco LP (TX)”; Coltec, CIP, Garlock Sealing, GGB LLC, HTCI, CCC and Stemco LP (TX) each individually referred to herein as an “Original Borrower” and collectively as “Original Borrowers”), the Agent, and the various financial institutions party thereto from time to time (the “Original Lenders”) (including all annexes, exhibits and schedules thereto, as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Loan Agreement”), the Original Lenders agreed to make loans to, and issue letters of credit on behalf of, Original Borrowers;
     WHEREAS, in connection with the Original Loan Agreement, (i) EnPro Industries, Inc., a North Carolina corporation (“Parent”), executed and delivered that certain Parent Guarantee dated as of May 31, 2002 in favor of the Agent and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, the “Original Parent Guarantee”), pursuant to which Parent unconditionally guaranteed to the Agent and the Original Lenders the payment and performance of all of the “Guaranteed Obligations” (as defined therein); (ii) QFM Sales and Services, Inc., a Delaware corporation (“QFM”), Coltec International Services Co, a Delaware corporation (“Coltec International”), Garrison Litigation Management Group, Ltd., a Delaware corporation (“Garrison”), GGB, Inc. (formerly Glacier Garlock Bearings Inc.), a Delaware corporation (“GGB Inc.”), Garlock International Inc, a Delaware corporation (“Garlock International”), Stemco Delaware LP, a Delaware limited partnership (successor to Stemco LLC, a Delaware limited liability company) (“Stemco LP (DE)”), Garlock Overseas Corporation, a Delaware corporation (“Garlock Overseas”), Stemco Holdings, Inc., a Delaware corporation (“Stemco Holdings”), and Stemco Holdings Delaware, Inc., a Delaware corporation (“Stemco Holdings Delaware”; QFM, Coltec International, Garrison, GGB Inc., Garlock International, Stemco LP (DE), Garlock Overseas, Stemco Holdings and Stemco Holdings Delaware each individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”) executed and delivered that certain Subsidiary Guarantee dated as of May 31, 2002 in favor of the Agent and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Subsidiary Guarantee”), pursuant to which the Subsidiary Guarantors jointly and severally unconditionally guaranteed to the Agent and the Original Lenders the payment and performance of all of the “Guaranteed Obligations” (as defined therein); and (iii) Original Borrowers, Parent, and the Subsidiary Guarantors executed and delivered that certain Security Agreement dated as of May 16, 2002 in favor of the Agent for the benefit of itself and the Original Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Original Security Agreement”), pursuant to which Original Borrowers, Parent and the Subsidiary Guarantors granted to the Agent for the benefit of itself and the Original Lenders a security interest in all of the collateral described therein as security for all of the “Obligations” (as defined therein);
     WHEREAS, in order to induce the Agent and the Original Lenders to enter into the Original Loan Agreement and the other Loan Documents (as defined therein), and to induce the Original Lenders to make loans and issue letters of credit as provided for in the Original Loan Agreement, Parent, Coltec, GGB Inc., Garlock Sealing, Garlock International, Garlock Overseas, Stemco Holdings and Stemco Holdings Delaware (each an “Original Pledgor” and collectively, the “Original Pledgors”) entered into a Pledge Agreement dated as of May 31, 2002 in favor of the Agent (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Pledge Agreement”), and pursuant thereto agreed to pledge to the Agent for the benefit of itself and the Original Lenders all of the Pledged Collateral (as defined in the Original Pledge Agreement) in order to secure the Secured Obligations (as defined in the Original Pledge Agreement);
     WHEREAS, Coltec, CIP, Garlock Sealing, GGB LLC, CCC and Stemco LP (TX) (each individually referred to herein as a “Borrower” and collectively as “Borrowers”), Parent and Subsidiary Guarantors, the Agent and the various financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Amended and Restated Loan and Security Agreement dated as of even date herewith (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), which Loan Agreement amends and restates both the Original Loan Agreement and the Original Security Agreement;
     WHEREAS, in connection with the Loan Agreement, (i) Parent has executed and delivered that certain Amended and Restated Parent Guarantee dated as of the date hereof in favor of the Agent and the Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, the “Parent Guarantee”), which amends and restates the Original Parent Guarantee; and (ii) Subsidiary Guarantors have executed and delivered that certain Amended and Restated Subsidiary Guarantee dated as of the date hereof in favor of the Agent and the Lenders (as at any time amended, restated, modified, or supplemented prior to the date hereof, including by means of any joinder agreements, the “Subsidiary Guarantee”), which amends and restates the Original Subsidiary Guarantee;
     WHEREAS, it is a condition to the Agent’s and the Lenders’ willingness to make loans and other financial accommodations to or for the benefit of the Borrowers under the Loan Agreement that Original Pledgors agree to amend and restate the Original Pledge Agreement in its entirety as hereinafter set forth and that the other Pledgors enter into this Agreement on the terms set forth herein; and
     WHEREAS, each Pledgor is the record and beneficial owner of the shares of capital stock, limited liability company equity interests and/or the promissory notes and instruments listed on Schedule I hereto; and
     WHEREAS, in consideration for, among other things, the execution and delivery of the Loan Agreement by the Agent and the Lenders, and to secure the full and prompt payment and performance of all of the Obligations (as defined in the Loan Agreement), the parties hereto agree that the Original Pledge Agreement is hereby amended and restated in its entirety by this Agreement, and each Pledgor agrees to pledge and grant a first priority security interest to the Agent, for the benefit of the Secured Parties (as defined in the Loan Agreement), in and to the Pledged Collateral described herein, and to ratify, renew and continue the prior pledge and grant of a security interest in and to such Pledged Collateral, in order to ensure and secure the prompt payment and performance of the Secured Obligations (as defined herein) all on the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Pledge Agreement as follows:
     1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
     “Bankruptcy Code” means Title 11, United States Code, as amended from time to time, and any successor statute thereto.
     “Domestic Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness having a jurisdiction of organization inside the United States.
     “Foreign Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness having a jurisdiction of organization outside the United States.
     “Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.
     “Pledged Entity” means either a Domestic Pledged Entity or a Foreign Pledged Entity.
     “Pledged Indebtedness” means the indebtedness evidenced by the promissory notes and instruments listed on Part B of Schedule I hereto.
     “Pledged Shares” means those Equity Interests listed on Part A of Schedule I hereto.
     “Secured Obligations” has the meaning assigned to such term in Section 3 hereof.
     “Termination Date” means the date on which the Borrowers’ Obligations and the Secured Obligations (in each case other than Contingent Obligations that survive termination of the Loan Documents) are paid and performed in full and the Lenders’ Commitments are terminated.
     2. Pledge. Each Pledgor hereby pledges to the Agent, and grants to the Agent, for the benefit of the Secured Parties, a first priority security interest in all of the following

(collectively, the “Pledged Collateral”):
     (a) the Pledged Shares and any and all certificates representing the Pledged Shares, and, subject to Section 7(b) hereof, all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and
     (b) subject to the terms of this Agreement, all rights, privileges, authority or power of such Pledgor as owner or holder of the Pledged Shares, including, but not limited to, all rights under any by-laws, shareholder agreement, operating agreement or similar agreement related thereto; and
     (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and
     (d) all additional indebtedness arising after the date hereof and owing to such Pledgor from any Person and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.
In addition to the foregoing, each Original Pledgor hereby ratifies, reaffirms, renews and continues its prior pledge and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of the Pledged Collateral described in the Original Pledge Agreement.
Notwithstanding anything set forth in this Section 2 to the contrary, if one or more Pledgors individually or collectively own more than 65% of the Equity Interests issued by a Foreign Pledged Entity, only an amount of Equity Interests held by such Pledgor(s) equal to 65% of the Equity Interests issued by such Foreign Pledged Entity shall constitute Pledged Collateral.
       3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise), and performance of all of the Pledgors’ obligations and liabilities under the Loan Agreement, the Parent Guarantee, the Subsidiary Guarantee, and the other Loan Documents, as applicable, and all obligations of each Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).
       4. Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent, pursuant hereto, for the benefit of the Secured Parties; provided, that, those certificates, promissory notes and instruments evidencing the Pledged Collateral marked with an “*” on Part A and Part B of Schedule I hereto may be delivered by Pledgors to Agent within 30 days after the date hereof. All Pledged Shares evidenced by certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by each applicable Pledgor.

       5. Representations and Warranties. Each Pledgor represents and warrants to the Agent that:
     (a) Each Pledgor is, and at the time of delivery of the Pledged Shares to the Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or otherwise permitted under the Loan Agreement. Each Pledgor is, and at the time of delivery of the Pledged Indebtedness to the Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement or otherwise permitted under the Loan Agreement;
     (b) All of the Pledged Shares representing shares of capital stock or other Equity Interests have been duly authorized, validly issued and, if shares issued by a corporation, are fully paid and non-assessable, and the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligation of, the Pledged Entities, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing, and no Pledged Entity is in default thereunder except for defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;
     (c) Each Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to the Agent as provided herein;
     (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;
     (e) All of the Pledged Shares of corporations, limited liability companies and limited partnerships are presently owned by each applicable Pledgor, and are presently represented by the certificates, if any, listed on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;
     (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other Person, except for the filing of UCC financing statements, is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of each of clauses (i) and (ii) above, as may be required in connection with the disposition by the Agent of Pledged Collateral (A) under laws affecting the offering and sale of securities generally, (B) under antitrust and similar laws or (C) under foreign laws with respect to the Pledged Collateral issued by a Foreign Pledged Entity;
     (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien (except as permitted under the Loan Agreement); provided, that, Pledgors make no representation or warranty herein regarding the perfection of the Agent’s security interest in the Pledged Collateral under foreign law;
     (h) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing;
     (i) Except as disclosed on Part A of Schedule I, the Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of capital stock or other Equity Interests, as applicable, of each Domestic Pledged Entity, and sixty-five percent (65%) of the issued and outstanding shares of capital stock or other Equity Interests, as applicable, of each Foreign Pledged Entity;
     (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other indebtedness (except for the Secured Obligations) or subject to the terms of an indenture; and
     (k) Except as disclosed on Part A of Schedule 1, none of the Pledged Collateral is held or maintained in the form of a securities entitlement or credited to any securities account, and none of the Pledged Collateral constituting (i) general or limited partnership interests in a Domestic Pledged Entity that is a limited partnership or (ii) membership interests in a Domestic Pledged Entity that is a limited liability company, is, nor has the applicable Domestic Pledged Entity elected to designate any of the Pledged Collateral as, a “security” under (and as defined in) Article 8 of the UCC, and none of the Pledged Collateral constituting (i) general or limited partnership interests in a Domestic Pledged Entity that is a limited partnership or (ii) membership interests in a Domestic Pledged Entity that is a limited liability company, is evidenced by a certificate or other writing.
          The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.
       6. Covenants. Each Pledgor covenants and agrees that until the Termination Date:
     (a) No Pledgor will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest, or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise permitted by the Loan Agreement or consented to by the Required Lenders;
     (b) Each Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Agent from time to time may reasonably request in order to ensure to the Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform

Commercial Code financing statements, which may be filed by the Agent with or (to the extent permitted by law) without the signature of any Pledgor, and will cooperate with the Agent, at each Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;
     (c) Each Pledgor has, and will take all commercially reasonable actions to defend, the title to the Pledged Collateral and the Liens of the Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens;
     (d) Each Pledgor will, upon obtaining ownership of any Equity Interests, promissory notes or instruments of a Pledged Entity otherwise required to be pledged to the Agent pursuant to any of the Loan Documents, which Equity Interests, notes or instruments are not already Pledged Collateral, promptly (and in any event within ten (10) Business Days after obtaining ownership) deliver to the Agent an amendment to this Agreement, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Equity Interests, notes or instruments pursuant to which such Pledgor shall pledge to the Agent all of such additional Equity Interests, notes or instruments. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Indebtedness listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral; and
     (e) No Pledgor shall (i) cause or permit any of the Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account, (ii) designate, or cause any Pledged Entity whose Equity Interests constitute part of the Pledged Collateral to designate, any of the Pledged Collateral constituting (A) general or limited partnership interests in a limited partnership or limited liability partnership or (B) membership interests in a limited liability company as a “security” under Article 8 of the UCC, or (iii) evidence, or permit any Pledged Entity that is a limited partnership or limited liability company whose Equity Interests constitute part of the Pledged Collateral to evidence, any of the Pledged Collateral with any certificates, instruments or other writings (other than any such Equity Interests that constitute part of the Pledged Collateral that as of the date hereof are evidenced by a certificate, instrument or other writing).
     (f) To the extent that any portion of the Pledged Collateral may now or hereafter consist of uncertificated securities within the meaning of Article 8 of the UCC, each Pledgor irrevocably authorizes and instructs each Pledged Entity whose Equity Interests constitute a part of the Pledged Collateral to comply with any instruction received by such Pledged Entity from Agent with respect to such Pledged Collateral without any other or further instructions from or consent of any Pledgor, and each Pledgor agrees that each such Pledged Entity shall be fully protected in so complying; provided, however, that Agent agrees that it will not issue or deliver any such instructions except upon the occurrence and during the continuance of an Event of Default.
     (g) Within thirty (30) days after the request therefor by Agent, each Pledgor shall cause each of the Foreign Pledged Entities whose Equity Interests constitute a part of the Pledged Collateral of such Pledgor to sign an Acknowledgment and Consent by Issuers of Pledged Shares in substantially similar form to that attached to this Agreement and otherwise in form and substance satisfactory to Agent.
            7. Pledgor’s Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to such Pledgor in accordance with Section 17 hereof:

     (a) Each Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement or any Loan Documents; provided, however that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral (unless and to the extent permitted by the Loan Agreement or any other Loan Document or consented to by the Required Lenders) or which would authorize, effect or consent to any of the following (unless and to the extent permitted by the Loan Agreement or any other Loan Document or consented to by the Required Lenders):
     (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;
     (ii) the consolidation or merger of a Pledged Entity with any other Person;
       (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Agent;
       (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its capital stock, or other Equity Interests, as applicable; or
       (v) the alteration of the voting rights with respect to the capital stock, or other Equity Interests, as applicable, of a Pledged Entity; and
     (b) (i) Each Pledgor shall be entitled, from time to time, to collect, receive and retain for its own use all dividends, distributions and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Loan Agreement or any other Loan Document other than any and all: (A) dividends, distributions and interest paid or payable in Pledged Shares, Pledged Indebtedness or other securities or instruments distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in Pledged Shares, Pledged Indebtedness or other securities or instruments distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) Pledged Shares, Pledged Indebtedness or other securities or instruments paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement; and
     (ii) All dividends, distributions and interest (other than such dividends, distributions and interest as are permitted to be paid to any Pledgor in accordance with Section 7(b)(i) hereof), whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     8. Defaults and Remedies.
     (a) Upon the occurrence and during the continuation of any Event of Default, and concurrently with written notice to each applicable Pledgor, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof, each Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so, and which appointment shall remain in effect until the Termination Date; provided, however, the Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of each Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance and, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.
     (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however that any sale or sales made after such postponement shall be after ten (10) days’ notice to each applicable Pledgor.
     (c) If, at any time when the Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
       (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;
       (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;
       (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about each applicable Pledged Entity and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and
       (iv) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
     (d) Each Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 8(c) hereof. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if each applicable Pledgor and the Pledged Entity would agree to do so.
     (e) Each Pledgor agrees to the maximum extent permitted by applicable law that, following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power or remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against such Pledgor in any respect.
     (f) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations or that the Secured Obligations have been paid in full in cash.
     9. Waiver. No delay on the Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any Pledgor by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Agent’s rights as against any Pledgor in any respect.
     10. Assignment. The Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.
     11. Termination. Upon the occurrence of the Termination Date, the Agent shall deliver to each Pledgor the Pledged Collateral pledged by such Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of such Pledgor’s obligations hereunder shall at such time terminate.
     12. Lien Absolute. All rights of the Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:
       (a) any lack of validity or enforceability of the Loan Agreement, any Loan Documents or any other agreement or instrument governing or evidencing any Secured Obligations;
       (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Documents or any other agreement or instrument governing or evidencing any Secured Obligations;
       (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
       (d) the insolvency of any Borrower or any Pledgor, or
       (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor (other than the payment in full of the Borrowers’ Obligations and the Secured Obligations and the expiration of the Lenders’ Commitments to make advances under the Loan Agreement).
     13. Release. Each Pledgor consents and agrees that the Agent and the other Secured Parties may at any time, or from time to time, in their discretion:
       (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and
       (b) exchange, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations, all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on the Agent’s part shall in any event affect or impair this Agreement.
     14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or a Pledged Entity’s assets, and this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     15. Miscellaneous.

     (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.
     (b) Each Pledgor agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the administration and enforcement of this Agreement.
     (c) Neither the Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.
     (d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF SUCH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (BUT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES), BUT GIVING EFFECT TO FEDERAL LAW RELATING TO NATIONAL BANKS, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE AGENT AND THE APPLICABLE PLEDGOR.
     (e) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE WESTERN DISTRICT OF NORTH CAROLINA OR IN ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGORS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PLEDGORS AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.
     (f) EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY

AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH PLEDGOR AT ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.
       (g) EACH PLEDGOR AND THE AGENT IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PLEDGOR AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.
     17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in accordance with Section 15.9 of the Loan Agreement.
     18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
     19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.
     20. Benefit of the Agent. All security interests granted or contemplated hereby shall be for the benefit of the Agent, for the benefit of the Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations.
     21. Amendment and Restatement.
          (a) This Agreement amends and restates the Original Pledge Agreement. All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Original Pledge Agreement and the agreements, documents and instruments executed and delivered in connection with the Original Pledge Agreement (collectively, the “Original Pledge Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth in this Agreement and the other Loan Documents. This Agreement does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Original Pledge Documents or any indebtedness, liabilities or obligations of any Pledgor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Loan Documents. Neither this Agreement nor any of the other Loan Documents extinguishes the indebtedness or liabilities outstanding in connection with the Original Pledge Documents, nor do they constitute a novation with respect thereto.
          (b) All security interests, pledges, assignments, and other Liens previously granted by each Pledgor pursuant to the Original Pledge Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Secured Obligations.
[Signature Pages Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGORS: ENPRO INDUSTRIES, INC.
By:	/s/ Robert D. Rehley
	Name:	Robert D. Rehley
Title: Vice President and Treasurer

Address for Notices: 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7587

COLTEC INDUSTRIES INC
By:	/s/ Robert D. Rehley
	Name:	Robert D. Rehley
Title: Treasurer

Address for Notices: 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7259

GARLOCK INTERNATIONAL INC.
By:	/s/ John R. Mayo
	Name:	John R. Mayo
Title: Vice President and Secretary

Address for Notices: c/o Coltec Industries Inc 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7059

GARLOCK OVERSEAS CORPORATION
By:	/s/ John R. Mayo
	Name:	John R. Mayo
Title: Vice President and Secretary

Address for Notices: c/o Coltec Industries Inc 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7059

GGB, INC.
By:	/s/ Robert D. Rehley
	Name:	Robert D. Rehley
Title: Treasurer

Address for Notices: 700 Mid Atlantic Pkwy Thorofare, New Jersey 08086 Fax: 704-423-7059

GARLOCK SEALING TECHNOLOGIES LLC
By:	/s/ John R. Mayo
	Name:	John R. Mayo
Title: Vice President and Secretary

Address for Notices: 1666 Division Street Palmyra, New York 14522 Fax: 704-423-7587

COLTEC INTERNATIONAL SERVICES CO.
By:	/s/ Robert D. Rehley
	Name:	Robert D. Rehley
Title: Treasurer

Address for Notices: c/o Coltec Industries Inc 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7059

STEMCO HOLDINGS, INC.
By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
Title: Vice President

Address for Notices: c/o Coltec Industries Inc 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7059

STEMCO HOLDINGS DELAWARE, INC.
By:	/s/ Nathaniel E. Standing
	Name:	Nathaniel E. Standing
Title: Vice President and Treasurer

Address for Notices: c/o Coltec Industries Inc 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7059

GARRISON LITIGATION MANAGEMENT GROUP, LTD.
By:	/s/ Paul L. Grant
	Name:	Paul L. Grant
	Title:	President

Address for Notices: 5605 Carnegie Blvd. Charlotte, North Carolina 28209-4674 Fax: 704-423-7587

AGENT: BANK OF AMERICA, N.A., as Agent
By:	/s/ Andrew Doherty
Name: Andrew Doherty
Title: Senior Vice President

Address for Notices: 300 Galleria Parkway, Suite 800 Atlanta, Georgia 30339 Fax: (770) 857-2947 Attention: Loan Administration